Exhibit 14(b)

                       Consent of McGladrey & Pullen, LLP,
                             Independent Accountants

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                    [LETTERHEAD OF MCGLADREY & PULLEN, LLP]


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the reference to our firm in the 'Statement of Additional Information' included as part of the Combined Proxy Statement and Prospectus of Vista American Value Fund, a series of Mutual Fund Group and Van Deventer & Hoch American Value Fund, a series of Advisors Series Trust being filed on Form N-14.


                                        /s/ McGladrey & Pullen, LLP


New York, New York
November 19, 1997